UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 18, 2005

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Grupo TMM, S.A. ("TMM") (BMV: TMM A and NYSE: TMM) and Kansas City Southern ("KCS") (NYSE: KSU) announced that TFM, S.A. de C.V. ("TFM") was notified on March 16, 2005 by the Mexican Fiscal Administration Service ("Servicio de Administracion Tributaria" or the "SAT") that it had finished its audit of TFM's 1997 tax returns. The SAT has not yet assessed any penalties or taxes against TFM as a result of this audit.

In the notice, the SAT states that TFM did not supply documentation complying with the requirements of the Mexican fiscal code and, therefore, it was not entitled in its 1997 tax returns to depreciate and deduct the concession title, the railway equipment and other assets that were assets of TFM at the time that it was privatized in 1997. TMM and KCS believe that this determination is without merit, and that it is based on the SAT seeking documents that the Mexican government itself has failed to provide to TFM. For additional information, please see the Press Release attached hereto as exhibit 99.1

In connection with the proposed transaction for KCS to ultimately acquire control of TFM through the purchase of TMM's shares of Grupo TFM, KCS has filed relevant materials with the Securities and Exchange Commission ("SEC"), including a definitive proxy statement soliciting stockholder approval of certain actions in connection with the transaction. Stockholders are urged to read the definitive proxy statement, as well as any amendments and supplements to the definitive proxy statement (if and when they become available) and any other relevant documents filed with the SEC, because they contain important information about the transaction. Stockholders and investors may obtain the definitive proxy statement, filed with the SEC on February 28, 2005, and any other relevant documents free of charge at the SEC's Internet web site at www.sec.gov. Stockholders may also obtain free of charge such definitive proxy statement and any other relevant documents by contacting the office of the Corporate Secretary at KCS' principal executive offices at (816) 983-1538. Written requests should be mailed to P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by United Parcel Service or other form of express delivery to 427 West 12th Street, Kansas City, Missouri 64105). KCS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from KCS stockholders with respect to approval of certain actions in connection with the transaction. Information regarding these directors and executive officers can be found in KCS's proxy statement on Schedule 14A, filed with the SEC on April 5, 2004, in connection with the 2004 annual meeting of KCS stockholders. Information about such directors' and executive officers' beneficial ownership interests in KCS can be found in KCS's proxy statement on Schedule 14A, filed with the SEC on February 28, 2005 in connection with the special meeting of stockholders scheduled for March 29, 2005. Investors may obtain additional information regarding the interests of such participants by reading such proxy statement filed in connection with the transaction.

Item 9.01. Financial Statements and Exhibits.

Press Release issued jointly by Kansas City Southern and Grupo TMM, S.A. dated March 18, 2005 entitled "Grupo TMM and Kansas City Southern Announce Notification of Completion of the Mexican Government's Audit of TFM's 1997 Tax Returns" is attached hereto as exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

March 18, 2005	By:	James S. Brook

Name: James S. Brook
Title: Vice President and Comptroller (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued jointly by Kansas City Southern and Grupo TMM, S.A. dated March 18, 2005 entitled "Grupo TMM and Kansas City Southern Announce Notification of Completion of the Mexican Government's Audit of TFM's 1997 Tax Returns".